UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

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Ennis, Inc.

(Name of Registrant as Specified In Its Charter)

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ENNIS, INC.

AMENDMENT NO. 1 TO PROXY STATEMENT FOR

2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 16, 2020

Explanatory Note

This Amendment No. 1 to the Proxy Statement of Ennis, Inc. (the “Company”), as filed with the U.S. Securities and Exchange Commission on May 22, 2020 (the “Proxy Statement”), is being filed to correct an error in the Proxy Statement.  Specifically, if the Company determines to hold its 2020 annual meeting of shareholders virtually, instead of in person, due to COVID-19, the Company will announce details on how to participate in such virtual meeting by issuing a press release and by posting such information on the Company’s website at www.ennis.com and at www.envisionreports.com/EBF (instead of at www.proxyvote.com, the website address that was previously disclosed in the Proxy Statement).

Amendment

Immediately following the cover page of the Proxy Statement, in the introductory letter to shareholders, the third sentence of the second paragraph is replaced with the following:

If such a determination is made, the Company will, as promptly as possible, announce details on how to participate in such virtual Annual Meeting by issuing a press release and posting such information on its website at www.ennis.com and at www.envisionreports.com/EBF.

On page 7 of the Proxy Statement, under “Will a virtual meeting be offered and, if so, how do I attend?,” the third sentence is replaced with the following:

If such a determination is made, the Company will, as promptly as possible, announce details on how to participate in such virtual Annual Meeting by issuing a press release and posting such information on its website at www.ennis.com and at www.envisionreports.com/EBF.